United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 21, 2023

Date of Report (Date of earliest event reported)

Blockchain Moon Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40922	86-1839124
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4651 Salisbury Road, Suite 400 Jacksonville, FL	32256
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (424) 262-6097

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BMAQ	The Nasdaq Stock Market LLC

Redeemable Warrants, each exercisable for one-half of one share of Common Stock at an exercise price of $11.50	BMAQW	The Nasdaq Stock Market LLC

Rights, each to receive one-tenth of one share of Common Stock	BMAQR	The Nasdaq Stock Market LLC

Units, each consisting of one share of Common Stock, one Right and one Redeemable Warrant	BMAQU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On April 21, 2023, Blockchain Moon Acquisition Corp. (the “Company”) issued a press release announcing that due to its inability to consummate an initial business combination within the time period required by its amended and restated certificate of incorporation (the “Articles”), the Company intends to dissolve and liquidate in accordance with the provisions of its Articles and will redeem all of the outstanding common stock that were included in the units issued in its initial public offering (the “Public Shares”), at a per-share redemption price of approximately $10.49.

As of the close of business on April 21, 2023, the Public Shares will be deemed cancelled and will represent only the right to receive the redemption amount. The Company anticipates that the Public Shares, as well as the Company’s publicly traded units, warrants, and rights, will cease trading as of the close of business on April 21, 2023.

In order to provide for the disbursement of funds from the trust account, the Company will instruct the trustee of the trust account to take all necessary actions to liquidate the securities held in the trust account. The proceeds of the trust account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders will receive their pro rata portion of the proceeds of the trust account, by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed within ten business days after April 21, 2023.

The Company’s sponsor, officers and directors have agreed to waive their redemption rights with respect to their outstanding common stock issued to them. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants or rights which will expire worthless.

The Company expects that the Nasdaq Stock Market LLC will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
99.1	Press release dated April 21, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2023

BLOCKCHAIN MOON ACQUISITION CORP.

By:	/s/ Enzo A. Villani
Name:	Enzo A. Villani
Title:	Chief Executive Officer